Exhibit 99.2
*** PROXY CARD ***
ENCORE ACQUISITION COMPANY
SPECIAL MEETING OF STOCKHOLDERS
to be held
,        , 2010

PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL
 Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
 Please call toll-free                            in the United States or                            from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you access the web page, and use the Control Number and Account Number shown on your proxy card.
TO VOTE BY INTERNET
 Please access the web page at “                          ” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Control Number and Account Number shown on your proxy card.
TO VOTE IN PERSON
 You may vote your shares in person by attending the Special Meeting.

YOUR CONTROL NUMBER IS ≡
Please Detach and mail in the Envelope Provided

☑	Please mark your votes as in this example

		FOR	AGAINST	ABSTAIN
1.	Adopt the Agreement and Plan of Merger dated October 31, 2009, by and between Denbury Resources Inc. and Encore Acquisition Company.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Adjourn the special meeting of stockholders, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.	☐	☐	☐

Date:

Signature:

Signature:
(If held Jointly)

*** PROXY CARD ***
ENCORE ACQUISITION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                         , 2010
     By signing this proxy, I appoint I. Jon Brumley, Jon S. Brumley and Robert C. Reeves, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and I hereby authorize them to represent and vote, as provided on the other side, all the shares of Encore Acquisition Company (“Encore”) Common Stock which I am entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof, with all powers which I would possess if present at the Special Meeting of Stockholders.
     If this proxy is properly executed, your shares of Encore common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Encore common stock will be voted for the proposal to adopt the Agreement and Plan of Merger, dated as of October 31, 2009, by and between Denbury Resources Inc. and Encore Acquisition Company, and for the proposal to adjourn the Special Meeting of Stockholders, if necessary or appropriate to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting of Stockholders to adopt Proposal 1. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.
PLEASE SIGN AND MAIL YOUR PROXY TODAY.